UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 13, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, Borealis Foods Inc. (the “Company”), together with its wholly owned subsidiaries party thereto (collectively with the Company, the “Loan Parties”), are party to a Credit Agreement, dated as of August 10, 2023 (as amended, the “Credit Agreement”), with Frontwell Capital Partners Inc. (the “Lender”). On March 27, 2026, the Loan Parties entered into a Forbearance and Amendment Agreement (the “Forbearance Agreement”) with the Lender in connection with previously disclosed Events of Default under the Credit Agreement. As previously disclosed, as of March 25, 2026, outstanding obligations under the Credit Agreement were at least $16,116,215.30, exclusive of subsequently accrued interest, fees and expenses.

The Forbearance Agreement required that the Loan Parties comply with certain milestones, including providing the Lender, by April 9, 2026, with a written plan, in form and substance satisfactory to the Lender in its sole discretion, for generating sufficient proceeds to fully repay the Loan Parties' outstanding obligations under the Credit Agreement.

On April 13, 2026, the Company received a letter (the “Default Notice”) from counsel to the Lender stating that the Loan Parties had failed to satisfy the April 9, 2026 milestone. While the Lender acknowledged that the Loan Parties provided certain term sheets, the Lender determined that the materials did not constitute a satisfactory plan. The Loan Parties' failure to satisfy the milestone constitutes a Forbearance Default under the Forbearance Agreement, which entitles the Lender to terminate the Forbearance Period and exercise all rights and remedies available under the Credit Agreement and applicable law, including acceleration of the outstanding obligations. The Lender has not elected to terminate the Forbearance Period at this time but has reserved all rights in respect of the Forbearance Default.

The Company is evaluating alternatives to address its outstanding obligations, including potential refinancing, capital-raising and other strategic transactions. The Forbearance Period is scheduled to expire on April 27, 2026. There can be no assurance that the Company will obtain alternative financing or that the Lender will not elect to terminate the Forbearance Period and exercise its remedies.

A copy of the Default Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations with respect to the Forbearance Agreement, the Forbearance Period, the Lender's exercise of rights and remedies, the Company's ability to refinance or repay its obligations under the Credit Agreement, the Company's ability to obtain alternative financing or consummate strategic transactions, and the Company's ability to continue as a going concern. These statements are based on the Company's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the risk that the Lender may terminate the Forbearance Period and exercise remedies under the Credit Agreement; the risk that the Company may be unable to obtain alternative financing on acceptable terms or at all; the risk that the Company may be unable to satisfy its obligations under the Credit Agreement; and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission from time to time. The Company's filings with the SEC are available at www.sec.gov. Investors should not place undue reliance on the Company's forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Notice of Forbearance Default, dated April 13, 2026, from Frontwell Capital Partners Inc. to Borealis Foods Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of April 2026.

BOREALIS FOODS INC.

Date: April 17, 2026	By:	/s/ Pouneh V. Rahimi
Pouneh V. Rahimi
Chief Legal Officer

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